EXHIBIT 11
                    NATIONAL SANITARY SUPPLY COMPANY
                 COMPUTATION OF EARNINGS PER SHARE (a)
                              (UNAUDITED)
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
                                       Three Months Ended    Six Months Ended
(thousands, except per share data)            June 30,           June 30,
- ----------------------------------    -------------------   ------------------
                                       1996       1995        1996      1995
                                      -------    -------    -------    -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                           $ 1,321   $ 1,370      $ 2,153   $ 2,129
                                      =======   =======      =======   =======
Average Number of Shares of
 Common Stock Outstanding               6,140     6,073        6,132     6,062
Incremental Effect of
 Unexercised Stock Options                 86        75           76        81
                                      -------   -------      -------   -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                6,226     6,148        6,208     6,143
                                      =======   =======      =======   =======
Earnings per Common and Common
 Equivalent Share                     $  0.21   $  0.22      $  0.35   $  0.35
                                      =======   =======      =======   =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                            $ 1,321   $ 1,370     $ 2,153   $ 2,129
                                       =======   =======     =======   =======
Average Number of Shares of
 Common Stock Outstanding                6,140     6,073       6,132     6,062
Incremental Effect of
 Unexercised Stock Options                  91        76          95        82
                                       -------   -------     -------   -------
Average Number of Shares of
 Common Stock Assuming
 Full Dilution                           6,231     6,149       6,227     6,144
                                       =======   =======     =======   =======
Earnings Per Common Share
 Assuming Full Dilution                $  0.21   $  0.22     $  0.35   $  0.35
                                       =======   =======     =======   =======
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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